UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 24, 1999


                            PRECISION CASTPARTS CORP
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   State of Oregon                      1-10348          93-0460598
--------------------------------------------------------------------------------
  (State or other jurisdiction of      (Commission      (IRS Employer
   incorporation or organization)       File No.)        Identification No.)


 4650 SW Macadam, Suite 440, Portland, Oregon            97201-4254
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)


                                 (503) 417-4800
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                    No Change
--------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 2. Acquisition or Disposition of Assets
--------------------------------------------

On November 24, 1999, Precision Castparts Corp. ("PCC") purchased 98% of the outstanding shares of common stock of Wyman-Gordon Company ("Wyman-Gordon") pursuant to a cash tender offer. The transaction, financed from borrowings under Credit Agreements with Bank of America, N.A., as Agent, was valued at $787 million based on the purchase of Wyman-Gordon's stock and PCC's tender for and subsequent payment of Wyman-Gordon's 8% Senior Notes due 2007. Wyman-Gordon is a manufacturer of forgings, investment castings and composite structures, principally for the aerospace industry. PCC intends that Wyman-Gordon will continue this business after the acquisition.

Item 7. Financial Statements and Exhibits
-----------------------------------------

(a)  Financial Statements of Business Acquisition

1.   Report of Ernst & Young LLP, Independent Auditors

2. Wyman-Gordon Company Consolidated Statements of Income - Years Ended May 31, 1999, 1998 and 1997

3.   Wyman-Gordon Company Consolidated Balance Sheets - May 31, 1999 and 1998

4. Wyman-Gordon Company Consolidated Statements of Cash Flows - Years Ended May 31, 1999, 1998 and 1997

5. Wyman-Gordon Company Consolidated Statements of Stockholders' Equity - Years Ended May 31, 1999, 1998 and 1997

6. Wyman-Gordon Company Consolidated Statements of Comprehensive Income - Years Ended May 31, 1999, 1998 and 1997

7.   Wyman-Gordon Company Notes to Consolidated Financial Statements

8. Wyman-Gordon Company Consolidated Condensed Statements of Income (unaudited) - Three Months Ended August 31, 1999 and 1998

9. Wyman-Gordon Company Consolidated Condensed Balance Sheets - August 31, 1999 (unaudited) and May 31, 1999

10. Wyman-Gordon Company Consolidated Condensed Statements of Cash Flows (unaudited) - Three Months Ended August 31, 1999 and 1998

11. Wyman-Gordon Company Notes to Interim Consolidated Condensed Financial Statements

Item 7(a) Financial Statements of Business Acquisition

                              WYMAN-GORDON COMPANY

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


To the Stockholders of Wyman-Gordon Company:

     We have audited the accompanying consolidated balance sheets of Wyman-Gordon Company and subsidiaries as of May 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity, cash flows and comprehensive income for each of the three years in the period ended May 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wyman-Gordon Company and subsidiaries at May 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended May 31, 1999 in conformity with generally accepted accounting principles.

                                       /s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 23, 1999

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME


                                                                  YEAR              YEAR             YEAR
                                                                 ENDED             ENDED            ENDED
                                                                MAY 31,           MAY 31,          MAY 31,
                                                                  1999              1998             1997
                                                              --------          --------         --------
                                                                (000'S OMITTED, EXCEPT PER-SHARE DATA)
Revenue                                                       $849,261          $752,913         $608,742
                                                              --------          --------         --------

Cost of goods sold                                             715,902           637,267          511,108
Selling, general and
  administrative expenses                                       56,662            51,654           44,229
Other charges (credits)                                         13,745            (4,900)          23,083
                                                              --------          ---------        --------
                                                               786,309           684,021          578,420
                                                              --------          --------         --------
Income from operations                                          62,952            68,892           30,322
Other deductions (income):
  Interest expense                                              14,234            12,548           10,822
  Miscellaneous, net                                             1,223               907           (4,843)
                                                              --------          --------         --------
                                                                15,457            13,455            5,979
                                                              --------          --------         --------
Income before income taxes                                      47,495            55,437           24,343
Provision (benefit) for
  income taxes                                                  10,467            16,355          (25,680)
                                                              --------          --------         --------
Income before extraordinary item                                37,028            39,082           50,023
Extraordinary loss, net of income
  tax benefit (Note E)                                               -             5,192                -
                                                              --------          --------         --------
Net income                                                    $ 37,028          $ 33,890         $ 50,023
                                                              ========          ========         ========

Basic net income per share:
  Income before extraordinary
    item                                                      $   1.02          $   1.07         $   1.40
  Extraordinary item, net of tax                                     -              (.14)               -
                                                              --------          --------         --------
  Net income                                                  $   1.02          $    .93         $   1.40
                                                              ========          ========         ========

Diluted net income per share:
  Income before extraordinary
    item                                                      $   1.01          $   1.05         $   1.35
  Extraordinary item, net of tax                                     -              (.14)               -
                                                              --------          --------         --------
  Net income                                                  $   1.01          $    .91         $   1.35
                                                              ========          ========         ========

Shares used to compute net income per share:
  Basic                                                         36,149            36,331           35,825
  Diluted                                                       36,589            37,357           37,027


     The accompanying Notes to the Consolidated Financial Statements are an
                  integral part of these financial statements.

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                         MAY 31,            MAY 31,
                                                                           1999               1998
                                                                       --------           --------
                                                                              (000'S OMITTED)
ASSETS
Cash and cash equivalents                                              $ 73,867           $ 64,561
Accounts receivable                                                     156,042            124,658
Inventories                                                              97,603            133,134
Prepaid expenses                                                          6,768              6,710
Deferred income taxes                                                     6,400                  -
                                                                       --------           --------
     Total current assets                                               340,680            329,063
                                                                       --------           --------
Property, plant and equipment, net                                      214,604            197,363
Intangible assets                                                        18,296             19,461
Other assets                                                              8,130              5,723
                                                                       --------           --------
     Total assets                                                      $581,710           $551,610
                                                                       ========           ========

LIABILITIES
Current portion of long-term debt                                      $    965           $  3,017
Accounts payable                                                         52,561             51,590
Accrued liabilities and other                                            57,127             50,692
                                                                       --------           --------
     Total current liabilities                                          110,653            105,299
                                                                       --------           --------
Restructuring, integration,
  disposal and environmental                                             15,444             17,314
Long-term debt                                                          164,338            162,573
Pension liability                                                         1,771              2,908
Deferred income taxes and other                                          13,857             14,066
Postretirement benefits                                                  41,885             44,630

STOCKHOLDERS' EQUITY Preferred stock, no par value:
  Authorized 5,000,000 shares;
  none issued                                                                 -                  -
Common stock, par value $1.00
  per share:
  Authorized 70,000,000 shares;
  issued 37,052,720                                                      37,053             37,053
Capital in excess of par value                                           27,360             28,037
Retained earnings                                                       185,875            148,847
Accumulated other comprehensive income                                    1,267              1,465
Treasury stock, 1,417,737 and 543,077
  shares at May 31, 1999 and 1998                                       (17,793)           (10,582)
                                                                       --------           --------
    Total stockholders' equity                                          233,762            204,820
                                                                       --------           --------
    Total liabilities and
      stockholders' equity                                             $581,710           $551,610
                                                                       ========           ========


     The accompanying Notes to the Consolidated Financial Statements are an
                  integral part of these financial statements.

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                      YEAR              YEAR             YEAR
                                                                     ENDED             ENDED            ENDED
                                                                    MAY 31,           MAY 31,          MAY 31,
                                                                      1999              1998             1997
                                                                  --------          --------         --------
                                                                                 (000'S OMITTED)
OPERATING ACTIVITIES:
Net income                                                        $ 37,028          $ 33,890         $ 50,023
Adjustments to reconcile net
  income to net cash provided
  by operating activities:
  Extraordinary loss on debt
    retirement                                                           -             5,192                -
  Depreciation and amortization                                     27,576            23,473           20,872
  Deferred income taxes                                             (6,400)            6,500           (6,500)
  Gain on sale of operating assets                                  (5,000)                -                -
  Other charges                                                      9,779                 -           19,145
  Losses on equity investment                                            -                 -            2,734
Change in assets and liabilities:
  Accounts receivable                                              (31,409)           (1,547)         (24,430)
  Inventories                                                       35,531           (38,219)         (27,235)
  Prepaid expenses and other assets                                 (2,421)              727            4,754
  Accrued restructuring,
    integration, disposal and
    environmental                                                   (4,385)           (3,536)          (3,950)
  Income and other taxes payable                                     5,804              (123)          (5,241)
  Accounts payable and accrued
    and other liabilities                                           (6,318)          (11,931)          17,839
                                                                  --------          --------         --------
     Net cash provided by
       operating activities                                         59,785            14,426           48,011
                                                                  --------          --------         --------
INVESTING ACTIVITIES:
  Investment in acquired
    subsidiaries                                                         -           (15,460)               -
  Capital expenditures                                             (47,380)          (48,017)         (34,123)
  Proceeds from sale of fixed assets                                 6,660               869              559
  Other, net                                                           716              (221)            (921)
                                                                  --------          --------         --------
     Net cash (used) by investing
       activities                                                  (40,004)          (62,829)         (34,485)
                                                                  --------          --------         --------
FINANCING ACTIVITIES:
  Payment to Cooper Industries, Inc.                                (2,300)           (2,300)               -
  Net borrowings (repayments)
    of debt                                                           (287)           55,463            5,923
  Net proceeds from issuance of
    common stock                                                     5,214            12,433            7,325
  Repurchase of common stock                                       (13,102)           (4,603)          (4,937)
                                                                  --------          --------         --------
     Net cash provided (used) by
       financing activities                                        (10,475)           60,993            8,311
                                                                  --------          --------         --------
Increase in cash                                                     9,306            12,590           21,837
Cash, beginning of period                                           64,561            51,971           30,134
                                                                  --------          --------         --------
Cash, end of period                                               $ 73,867          $ 64,561         $ 51,971
                                                                  ========          ========         ========


     The accompanying Notes to the Consolidated Financial Statements are an
                  integral part of these financial statements.

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                COMMON STOCK                CAPITAL
                                          ------------------------               IN
                                            SHARES             PAR         EXCESS OF           RETAINED
                                            ISSUED           VALUE         PAR VALUE           EARNINGS
                                          --------        --------         ---------           --------
                                                       (000'S OMITTED)
Balance, May 31, 1996                       37,053        $ 37,053          $ 33,291            $64,934
  Net income                                                                                     50,023
  Stock plans                                                                 (5,838)
  Stock repurchase
  Savings/Investment
    Plan match                                                                   155
  Pension equity
    adjustment
  Currency translation
                                          --------        --------          --------           --------
Balance, May 31, 1997                       37,053          37,053            27,608            114,957
  Net income                                                                                     33,890
  Stock plans                                                                     12
  Stock repurchase
  Savings/Investment
    Plan match                                                                   417
  Pension equity
    adjustment
  Currency translation
                                          --------        --------          --------           --------
Balance, May 31, 1998                       37,053          37,053            28,037            148,847
  Net income                                                                                     37,028
  Stock plans                                                                   (311)
  Stock repurchase
  Savings/Investment
    Plan match                                                                  (366)
  Pension equity
    adjustment
  Currency translation
                                          --------        --------          --------           --------
Balance, May 31, 1999                       37,053        $ 37,053          $ 27,360           $185,875
                                          ========        ========          ========           ========


     The accompanying Notes to the Consolidated Financial Statements are an
                  integral part of these financial statements.

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                ACCUMULATED
                                                      OTHER
                                              COMPREHENSIVE           TREASURY
                                                     INCOME              STOCK              TOTALS
                                              -------------          ---------            --------
                                                                   (000'S OMITTED)
Balance, May 31, 1996                               $   719          $ (26,054)           $109,943
  Net income                                                                                50,023
  Stock plans                                                           11,106               5,268
  Stock repurchase                                                      (4,937)             (4,937)
  Savings/Investment
    Plan match                                                           1,902               2,057
  Pension equity
    adjustment                                          (23)                                   (23)
  Currency translation                                2,067                                  2,067
                                                    -------          ---------            --------
Balance, May 31, 1997                                 2,763            (17,983)            164,398
  Net income                                                                                33,890
  Stock plans                                                            9,982               9,994
  Stock repurchase                                                      (4,603)             (4,603)
  Savings/Investment
    Plan match                                                           2,022               2,439
  Pension equity
    adjustment                                         (901)                                  (901)
  Currency translation                                 (397)                                  (397)
                                                    -------          ---------            --------
Balance, May 31, 1998                                 1,465            (10,582)            204,820
  Net income                                                                                37,028
  Stock plans                                                            2,973               2,662
  Stock repurchase                                                     (13,102)            (13,102)
  Savings/Investment
    Plan match                                                           2,918               2,552
  Pension equity
    adjustment                                          663                                    663
  Currency translation                                 (861)                                  (861)
                                                    -------          ---------            --------
Balance, May 31, 1999                               $ 1,267          $ (17,793)           $233,762
                                                    =======          =========            ========


     The accompanying Notes to the Consolidated Financial Statements are an
                  integral part of these financial statements.

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                             YEAR               YEAR              YEAR
                                                            ENDED              ENDED             ENDED
                                                           MAY 31,            MAY 31,           MAY 31,
                                                             1999               1998              1997
                                                         --------           --------          --------
                                                                         (000'S OMITTED)
Net income                                               $ 37,028           $ 33,890          $ 50,023
Other comprehensive
  income (loss):
  Minimum pension liability
    adjustment                                                663               (901)              (23)
  Foreign currency
    translation adjustments                                  (861)              (397)            2,067
                                                         --------           --------          --------
     Total other comprehensive
      income (loss)                                          (198)            (1,298)            2,044
                                                         --------           --------          --------
Total comprehensive income                               $ 36,830           $ 32,592          $ 52,067
                                                         ========           ========          ========


     The accompanying Notes to the Consolidated Financial Statements are an
                  integral part of these financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company is engaged principally in the design, engineering, production and marketing of high-technology forged and investment cast metal and composite components used for a wide variety of aerospace and power generation applications.

     The Company maintains its books using a 52/53 week year ending on the Saturday nearest to May 31. For purposes of the consolidated financial statements, the year-end is stated at May 31. The years ended May 31, 1999, 1998 and 1997 consisted of 52 weeks.

     Principles of Consolidation: The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     Revenue Recognition: Sales and income are recognized at the time products are shipped.

     Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Reclassifications: Where appropriate, prior year amounts have been reclassified to permit comparison.

     Cash and Cash Equivalents: Cash equivalents include short-term investments with maturities of less than three months at the time of investment.

     Inventories: Inventories are valued at both the lower of first-in, first-out (FIFO) cost or market, or for certain forgings raw material and work-in-process inventories, the last-in, first-out (LIFO) method. On certain orders, usually involving lengthy raw material procurement and production cycles, progress payments received from customers are reflected as a reduction of inventories. Product repair costs are expensed as incurred.

     Long-Term, Fixed Price Contracts: A substantial portion of the Company's revenues is derived from long-term, fixed price contracts with major engine and aircraft manufacturers. These contracts are typically "requirements" contracts under which the purchaser commits to purchase a given portion of its requirements of a particular component from the Company. Actual purchase quantities are typically not determined until shortly before the year in which products are to be delivered. Losses on such contracts are provided when available information indicates that the sales price is less than a fully allocated cost projection.

     Depreciable Assets: Property, plant and equipment, including significant renewals and betterments, are capitalized at cost and are depreciated on the straight-line method. Generally, depreciable lives range from 10 to 20 years for land improvements, 10 to 40 years for buildings and 5 to 15 years for machinery and equipment. Tooling production costs are primarily classified as machinery and equipment and are capitalized at cost less associated reimbursement from customers and depreciated over 5 years. Depreciation expense amounted to $26,871,000, $22,835,000 and $20,168,000 in the years ended May 31, 1999, 1998 and 1997, respectively.

     Bank Fees: Bank fees and related costs of obtaining credit facilities are recorded as other assets and amortized over the term of the facilities.

     Net Income per Share: The Company reports earnings per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic per-share data are computed based on the weighted average number of common shares outstanding during each year. Diluted per-share data include common stock equivalents related to outstanding stock options unless their inclusion would be antidilutive.

     Concentration of Credit Risk: Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and trade receivables. The Company restricts investment of temporary cash investments to financial institutions with high credit standing. The Company has approximately 1,140 active customers. However, the Company's accounts receivable are concentrated with a small number of Fortune 500 companies with whom the Company has long-standing relationships. Accordingly, management considers credit risk to be low. Five customers accounted for 48.6%, 50.5% and 47.7% of the Company's revenues during the years ended May 31, 1999, 1998 and 1997, respectively.

     Currency Translation: For foreign operations, the local currency is the functional currency. Assets and liabilities are translated at year-end exchange rates, and statement of income items are translated at the average exchange rates for the year. Translation adjustments are reported in accumulated other comprehensive income as a separate component of stockholders' equity, which also includes exchange gains and losses on certain intercompany balances of a long-term investment nature.

     Research and Development: Research and development expenses, including related depreciation, amounted to $2,947,000, $3,290,000 and $2,895,000 for the years ended May 31, 1999, 1998 and 1997, respectively.

     Intangible Assets: Intangible assets consist primarily of costs of acquired businesses in excess of net assets acquired and are amortized on a straight line basis over periods up to 35 years. On a periodic basis, the Company estimates the future undiscounted cash flows of the businesses to which the costs of acquired businesses in excess of net assets acquired relate in order to ensure that the carrying value of such intangible asset has not been impaired.

     Accounting for Stock-Based Compensation: The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), in accounting for its employee stock option plans because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Impairment of Long-Lived Assets: The Company adopted Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). SFAS 121 prescribes the accounting for the impairment of long-lived assets that are to be held and used in the business and similar assets to be disposed of. The adoption has not had a material effect on earnings or the financial position of the Company.

     Reporting Comprehensive Income: In fiscal year 1999, the Company adopted Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130"). This statement establishes standards for reporting and display of comprehensive income and its components. The Company has reclassified all years presented to reflect accumulated other comprehensive income and its components in the consolidated statements of comprehensive income. The components that make up accumulated other comprehensive income as of May 31, 1999, 1998 and 1997 are as follows:

                                            MAY 31,           MAY 31,           May 31,
                                              1999              1998              1997
                                            ------            ------            ------
                                                          (000's OMITTED)
Accumulated Pension liability
  adjustment                                $ (315)           $ (976)           $  (76)
Accumulated foreign currency
  translation                                1,582             2,441             2,839
                                            ------            ------            ------
     Total accumulated other
      comprehensive income                  $1,267            $1,465            $2,763
                                            ======            ======            ======

B.   ACQUISITIONS

     1999

     On July 31, 1998, the Company and Titanium Metals Corporation ("TIMET") combined their respective titanium casting businesses into a jointly-owned venture. The joint venture, 80.1% owned by Wyman-Gordon and 19.9% owned by TIMET, consists primarily of Wyman-Gordon's titanium casting business located in Franklin, New Hampshire, and TIMET's titanium casting business located in Albany, Oregon. The joint venture produces investment castings primarily for the aerospace market and seeks to develop new applications for titanium castings. The joint venture and its operating results from the date of acquisition are not material to the consolidated financial statements of the Company.

     In connection with the formation of the joint venture, Wyman-Gordon exchanged the operating assets from its Millbury, Massachusetts, vacuum arc remelting facility, which produces titanium ingots for further processing into finished forgings, for $5.0 million and similar operating assets of TIMET's titanium casting business, valued at approximately $7.0 million. The exchange was treated as a nonmonetary exchange of assets, and a gain was recognized for the cash received. In addition, Wyman-Gordon and TIMET have entered into a ten-year supply agreement pursuant to which TIMET will supply a portion of Wyman-Gordon's requirements for titanium raw materials for its forging and casting operations.

     1998

     On April 9, 1998, the Company acquired International Extruded Products, LLC ("IXP"), a specialty manufacturer of extruded seamless wall pipe, for approximately $15,460,000. The acquisition was financed through operating cash. The acquisition was accounted for as a purchase and the net assets and results of operations have been included in the consolidated financial statements since the date of acquisition. The purchase price was allocated on the basis of the estimated fair market value of the assets acquired and the liabilities assumed. This acquisition did not materially impact consolidated results, therefore no pro forma information is provided.

C.   BALANCE SHEET INFORMATION

     Components of selected captions in the consolidated balance sheets follow:

                                                             MAY 31,          MAY 31,
                                                               1999             1998
                                                           --------         --------
                                                                  (000'S OMITTED)
PROPERTY, PLANT AND EQUIPMENT:
Land, buildings and improvements                           $132,834         $133,401
Machinery and equipment                                     359,786          330,337
Under construction                                           23,555           27,065
                                                           --------         --------
                                                            516,175          490,803
Less:  accumulated depreciation                             301,571          293,440
                                                           --------         --------
                                                           $214,604         $197,363
                                                           ========         ========
INTANGIBLE ASSETS:
Pension intangible                                         $  1,387         $  1,847
Costs in excess of net assets acquired                       28,786           28,786
Less:  accumulated amortization                             (11,877)         (11,172)
                                                           --------         --------
                                                           $ 18,296         $ 19,461
                                                           ========         ========
OTHER ASSETS:
Cash surrender value of Company-owned
  life insurance policies                                  $  1,170         $  1,105
Other                                                         6,960            4,618
                                                           --------         --------
                                                           $  8,130         $  5,723
                                                           ========         ========
ACCRUED LIABILITIES AND OTHER:
Accrued payroll and benefits                               $ 13,254         $ 12,520
Restructuring, integration, disposal
  and environmental reserves                                 12,211            5,330
Other                                                        31,662           32,842
                                                           --------         --------
                                                           $ 57,127         $ 50,692
                                                           ========         ========


D.   INVENTORIES

     Inventories consisted of the following:

                                                             MAY 31,          MAY 31,
                                                               1999             1998
                                                           --------         --------
                                                                 (000'S OMITTED)
Raw Material                                               $ 36,849         $ 50,050
Work-in-process                                              65,654           92,136
Other                                                         3,204            4,221
                                                           --------         --------
                                                            105,707          146,407
Less progress payments                                        8,104           13,273
                                                           --------         --------
                                                           $ 97,603         $133,134
                                                           ========         ========

     At May 31, 1999 and 1998 approximately 33% and 38%, respectively, of inventories are valued at LIFO cost. If all inventories valued at LIFO cost had been valued at FIFO cost or market which approximates current replacement cost, inventories would have been $16,446,000 and $18,262,000 higher than reported at May 31, 1999 and 1998, respectively.

     LIFO inventory quantities decreased in the year ended May 31, 1999. LIFO inventory quantities increased in each of the years ended May 31, 1998 and 1997, respectively. Inflation and deflation have negative and positive effects on income from operations, respectively. The effects of lower quantities and deflation (inflation) were as follows:

                                                                YEAR               YEAR             YEAR
                                                               ENDED              ENDED            ENDED
                                                              MAY 31,            MAY 31,          MAY 31,
                                                                1999               1998             1997
                                                             -------            -------          -------
                                                                            (000'S OMITTED)
Lower quantities                                             $ 1,398            $     -          $     -
Deflation (inflation)                                            418                  -           (1,600)
                                                             -------            -------          -------
Net increase (decrease) to income
  from operations                                            $ 1,816            $     -          $(1,600)
                                                             =======            =======          =======


E.   SHORT-TERM AND LONG-TERM DEBT

     Short-term and long-term debt consisted of the following:

                                                                 MAY 31,          MAY 31,
                                                                   1999             1998
                                                               --------         --------
                                                                    (000'S OMITTED)
Current portion of long-term debt                              $    965         $  3,017
                                                               ========         ========

Long-term debt:
  8% Senior Notes                                              $150,000         $150,000
3/4% Senior Notes                                                 5,275            5,275
  Industrial Revenue Bond                                         4,800            5,600
  Revolving Credit Facility, fixed rate
    of 6.48% under a swap agreement at
    May 31, 1999, variable rate of 5.7%
    (LIBOR plus .75%) at June 2, 1999,
    expiring fiscal 2002                                          4,000                -
  Other                                                             263            1,698
                                                               --------         --------
     Total long-term debt                                      $164,338         $162,573
                                                               ========         ========

     During fiscal year 1998, the Company issued $150,000,000 of 8% Senior Notes due 2007 ("8% Senior Notes") under an indenture between the Company and a bank as trustee. The 8% Senior Notes pay interest semi-annually in arrears on June 15 and December 15 of each year. The 8% Senior Notes are general unsecured obligations of the Company, are non-callable for a five year period, and are senior to any future subordinated indebtedness of the Company. Proceeds from the sale of the 8% Senior Notes were used to repurchase $84,725,000 (94%) of its outstanding 10 3/4% Senior Notes due 2003 ("10 3/4% Senior Notes").

     In conjunction with the extinguishment of the 10 3/4% Senior Notes, the Company recorded an extraordinary loss, net of income tax benefit of $2,920,000, amounting to $5,192,000. The extraordinary after-tax loss relates to (i) the premium related to the retirement of the 10 3/4% Senior Notes, (ii) the write-off of certain deferred debt issue expenses and (iii) fees and expenses paid by the Company with respect to the tender offer for the 10 3/4% Senior Notes.

     The estimated fair value of the combined 8% and 10 3/4% Senior Notes was $151,952,000 and $157,067,000 at May 31, 1999 and 1998, respectively, based on third party valuations.

     During fiscal year 1997, the Company issued an Industrial Revenue Bond (the "IRB") for the construction of a facility in Montrose, Colorado amounting to $6,000,000. The IRB bears an interest rate approximating 3.5%, fluctuating weekly. The fair value approximates market value. The Company maintains a letter of credit to collateralize the IRB.

     On May 20, 1994, the Company initiated, through a subsidiary, Wyman-Gordon Receivables Corporation ("WGRC"), a revolving credit agreement with a group of five banks ("Receivables Financing Program"). WGRC is a separate corporate entity from Wyman-Gordon Company and its other subsidiaries, with its own separate creditors. WGRC's business is the purchase of accounts receivable from Wyman-Gordon Company and certain of its subsidiaries ("Sellers"), and neither WGRC on the one hand nor the Sellers (or subsidiaries or affiliates of the Sellers) on the other have agreed to pay or make their assets available to pay creditors of others. WGRC's creditors have a claim on its assets prior to those assets becoming available to any creditors of any of the Sellers. The facility provides for a total commitment by the banks of up to $65,000,000, including a letter of credit sub-facility of up to $35,000,000. Interest on borrowings is charged at LIBOR plus 0.625% or based on the bank's base rate.

     There were no borrowings outstanding under the Receivables Financing Program at May 31, 1999 and 1998. At May 31, 1999 and 1998, the total availability under the Receivables Financing Program was $65,000,000, there were no borrowings against the available amounts in either year and letters of credit amounting to $9,808,000 and $8,373,000 were outstanding, respectively.

     Wyman-Gordon Limited, the Company's subsidiary located in Livingston, Scotland, entered into a credit agreement ("the U.K. Credit Agreement") with Clydesdale Bank PLC ("Clydesdale") effective June 22, 1998. The maximum borrowing capacity under the U.K. Credit Agreement is #2,000,000 (approximately $3,200,000) with separate letter of credit and guarantee limits of #1,000,000 (approximately $1,600,000) each. Borrowings bear interest at 1% over Clydesdale's base rate. In the event that borrowings by way of overdraft are allowed to exceed the agreed limit, interest on the excess borrowings will be charged at the rate of 1.5% per annum over Clydesdale's base rate. The U.K. Credit Agreement is secured by all present and future assets of Wyman-Gordon Limited (including without limitation, accounts receivable, inventory, property, plant and equipment, intellectual property, intercompany loans, and other real and personal property). The U.K. Credit Agreement contains covenants representations and warranties customary for such facilities. There were no borrowings outstanding at May 31, 1999 or May 31, 1998. At May 31, 1999, and May 31, 1998, Wyman-Gordon Limited had outstanding #1,069,000 (approximately $1,710,000), and #975,000 (approximately $1,590,000) respectively, of letters of credit or guarantees under the U.K. Credit Agreement.

     For the years ended May 31, 1999 and 1998, the weighted average interest rate on short-term borrowings was 4.4% and 6.5%, respectively.

     Annual maturities of long-term debt in the next five years amount to $965,460 for 2000, $897,707 for 2001, $4,907,732 for 2002, $6,132,978 for 2003,
$800,000 for 2004 and $151,600,000 thereafter. On June 30, 1998, the Company made a final principal payment of $2,300,000 under the Company's promissory note to Cooper Industries, Inc. provided under the terms of the Stock Purchase Agreement with Cooper Industries, Inc.

     The components of interest expense are as follows:

                                                                 YEAR              YEAR             YEAR
                                                                ENDED             ENDED            ENDED
                                                               MAY 31,           MAY 31,          MAY 31,
                                                                 1999              1998             1997
                                                              -------           -------          -------
                                                                            (000'S OMITTED)
Interest on debt                                              $13,069           $11,319          $ 9,795
Capitalized interest                                                -                 -             (528)
Amortization of financing fees
 and other                                                      1,165             1,229            1,555
                                                              -------           -------          -------
     Interest expense                                         $14,234           $12,548          $10,822
                                                              =======           =======          =======


     Total interest paid approximates "Interest on debt" stated in the table above.


F.   RESTRUCTURING OF OPERATIONS AND OTHER CHARGES (CREDITS)

     Cameron Purchase Cash Costs:

     In connection with the acquisition of Cameron Forged Products Company ("Cameron"), the Company recorded $7,000,000 for costs related to the relocation of Cameron machinery and dies, severance of Cameron personnel and other costs. All activities associated with these reserves have been completed.

     1994 Cameron Integration Costs:

     The integration of Cameron in May 1994 resulted in the Company's recording an integration restructuring charge totalling $24,100,000 to provide for relocating machinery, equipment, tooling and dies of the Company, relocation and severance costs of Company personnel and the write-down of certain assets of the Company. The reserve was comprised of non-cash charges of $15,800,000 which were fully charged by the end of fiscal year 1995, and a charge of $8,300,000 representing estimated future cash charges. As of May 31, 1999, the Company estimates future cash outlays of approximately $300,000 in the year ended May 31, 2000 and $200,000 thereafter, in accordance with future payments under contractual obligations.

     1997 Restructuring:

     The Company recorded a charge totalling $11,500,000 which included $4,600,000 to provide for severance and other personnel costs associated with workforce reductions at the Company's Grafton, Massachusetts forging facility, $3,400,000 to write-off and dispose of certain Forging equipment, $2,300,000 to reduce the carrying value and dispose of certain assets of the Company's titanium castings operations and $1,200,000 to consolidate the titanium castings operations. The Company made a total of $3,900,000 of cash charges against these reserves during the years ended May 31, 1999, 1998 and 1997 and estimates that the remaining reserves associated with the disposal of Forging equipment and consolidation of the titanium castings operations will require cash outlays of $2,200,000 in the year ended May 31, 2000 and $300,000 thereafter.

     A summary of charges made or estimated to be made against restructuring, integration and disposal reserves is as follows:

                                                                         FIVE MONTHS
                                                                               ENDED
                                                                        MAY 31, 1994           YEAR
                                                                         THROUGH THE          ENDED
                                                                          YEAR ENDED         MAY 31,
                                                            TOTAL       MAY 31, 1997           1998
                                                          -------       ------------       --------
                                                                      (000'S OMITTED)
CAMERON PURCHASE CASH COSTS:
  Cost of relocating Cameron's
    machinery and equipment
    and tooling and dies                                  $ 3,200            $ 2,800        $   100
  Severance of personnel                                    3,800              3,600              -
                                                          -------            -------        -------
     Total cash charges                                   $ 7,000            $ 6,400        $   100
                                                          =======            =======        =======
1994 CAMERON INTEGRATION COSTS:
  Movement of machinery,
   equipment and tooling and
   dies                                                   $ 4,300            $ 3,200        $   400
  Severance and other personnel
    costs                                                   4,000              3,600            100
                                                          -------            -------        -------
     Total cash charges                                   $ 8,300            $ 6,800        $   500
                                                          =======            =======        =======
1997 RESTRUCTURING:
  Cash:
  Severance and other personnel
    costs                                                 $ 2,200            $   200        $ 1,400
  Disposal of Forging equipment                             2,300                  -            400
  Castings titanium operations                              1,900                700              -
                                                          -------            -------        -------
     Total cash charges                                     6,400                900          1,800
                                                          -------            -------        -------
  Non-cash:
  Severance and other personnel
    costs                                                   2,400              2,400              -
  Asset write-off and
    revaluation                                             2,700              2,700              -
                                                          -------            -------        -------
     Total non-cash charges                                 5,100              5,100              -
                                                          -------            -------        -------
     Total 1997 Restructuring
      charges                                             $11,500            $ 6,000        $ 1,800
                                                          =======            =======        =======

                                                                                         YEAR
                                                                      YEAR              ENDED
                                                                     ENDED             MAY 31,
                                                                    MAY 31,          2000 AND
                                                                      1999         THEREAFTER
                                                                   -------         ----------
                                                                        (000'S OMITTED)
CAMERON PURCHASE CASH COSTS:
  Cost of relocating Cameron's
    machinery and equipment
    and tooling and dies                                           $   300            $     -
  Severance of personnel                                               200                  -
                                                                   -------            -------
     Total cash charges                                            $   500            $     -
                                                                   =======            =======
1994 CAMERON INTEGRATION COSTS:
  Movement of machinery,
    equipment and tooling and
    dies                                                           $   200            $   500
  Severance and other personnel
    costs                                                              300                  -
                                                                   -------            -------
     Total cash charges                                            $   500            $   500
                                                                   =======            =======
1997 RESTRUCTURING:
  Cash:
  Severance and other personnel
    costs                                                          $   600            $     -
  Disposal of Forging equipment                                        600              1,300
  Castings titanium operations                                           -              1,200
                                                                   -------            -------
     Total cash charges                                              1,200              2,500
                                                                   -------            -------
  Non-Cash:
  Severance and other personnel
    costs                                                                -                  -
  Asset write-off and
    revaluation                                                          -                  -
                                                                   -------            -------
     Total non-cash charges                                              -                  -
                                                                   -------            -------
     Total 1997 Restructuring
      charges                                                      $ 1,200            $ 2,500
                                                                   =======            =======

     Other Charges (Credits):

     Other charges (credits) are as follows:

                                                                 YEAR                YEAR               YEAR
                                                                ENDED               ENDED              ENDED
                                                               MAY 31,             MAY 31,            MAY 31,
                                                                 1999                1998               1997
                                                              -------             -------            -------
                                                                              (000'S OMITTED)
Write-off of Australian joint
  venture                                                     $     -             $     -            $ 2,484
(Recovery) write-off of cash
  surrender value of company-
  owned life insurance polices                                      -              (4,000)             5,745
(Recovery) write-off of building
  held for sale                                                     -              (1,900)             1,900
Houston accident costs                                              -                   -              1,200
Houston accident claim settlement
  costs                                                        12,955                   -                  -
Gain on sale of operating assets
  of Millbury facility                                         (5,000)                  -                  -
Severance and asset write-down                                  5,790                   -                  -
Other                                                               -               1,000                250
                                                              -------             -------            -------
                                                              $13,745             $(4,900)           $11,579
                                                              =======             =======            =======

     During fiscal year 1999, the Company recorded a charge totalling $5,790,000 which included $4,700,000 to provide for severance and other personnel costs associated with company-wide headcount reductions and a charge of $1,090,000 to reduce the carrying value and dispose of certain assets of the Company's titanium castings operations. The Company made a total of $1,800,000 of cash charges against this reserve during fiscal year 1999 and estimates the remaining severance and other personnel costs will require a cash outlay of $2,900,000 in the year ending May 31, 2000.

G.   ENVIRONMENTAL MATTERS

     The Company's operations are subject to extensive, stringent and changing federal, state and local environmental laws and regulations, including those regulating the use, handling, storage, discharge and disposal of hazardous substances and the remediation of alleged environmental contamination. Accordingly, the Company is involved from time to time in administrative and judicial inquiries and proceedings regarding environmental matters. Nevertheless, the Company believes that compliance with these laws and regulations will not have a material adverse effect on the Company's operations as a whole. However, it is not possible to predict accurately the amount or timing of costs of any future environmental remediation requirements. The Company continues to design and implement a system of programs and facilities for the management of its raw materials, production processes and industrial waste to promote compliance with environmental requirements. As of May 31, 1999, aggregate environmental reserves amounted to $15.5 million, which includes expected cleanup costs estimated between $4.4 million and $5.4 million upon the eventual sale of the Worcester, Massachusetts facility, certain environmental issues, including the remediation of on-site landfills, at the Houston, Texas facility amounting to approximately $3.0 million, $4.4 million in remediation projects at the Grafton, Massachusetts facility, $0.8 million for remediation at the Buffalo, New York facility and $1.1 million for various Superfund sites. There can be no assurance that the actual costs of remediation will not eventually materially exceed the amount presently accrued.

     Pursuant to an agreement entered into with the U.S. Air Force upon the acquisition of the Grafton facility from the federal government in 1982, the Company agreed to make expenditures totaling $20.8 million for environmental management and remediation at that site, of which $3.3 million remained as of May 31, 1999. Approximately one-half of the remaining Air Force projects are capital in nature and the remainder are covered by existing reserves. These expenditures will not resolve all of the Company's obligations to federal and state regulatory authorities, who are not parties to the agreement, however, and the Company expects to incur an additional amount, currently estimated at approximately $2.8 million, to comply with current federal and state environmental requirements governing the investigation and remediation of contamination at the site.

     The Company's Grafton facility was formerly included in the U.S. Nuclear Regulatory Commission's ("NRC") May 1992 Site Decommissioning Management Plan ("SDMP") for low-level radioactive waste as the result of the disposal of magnesium thorium alloys at the facility in the 1960s and early 1970s under license from the Atomic Energy Commission. On March 31, 1997, the NRC informed the Company that jurisdiction for the Grafton site had been transferred to the Commonwealth of Massachusetts Department of Public Health (the "DPH") and that the Grafton facility had been removed from the SDMP. Although it is unknown what specific remediation and disposal requirements may be imposed on the Company by the DPH, the Company believes that a reserve of $1.5 million, included within the $2.8 million noted above, is sufficient to cover all costs. There can be no assurance, however, that such reserve will be adequate to cover any obligations that the DPH may ultimately impose on the Company.

     The Company, together with numerous other parties, has been named a PRP under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") for the cleanup of the following Superfund sites: Operating Industries, Monterey Park, California; PSC Resources, Palmer, Massachusetts; the Harvey GRQ site, Harvey, Illinois; and the Gemme/Fournier site, Leicester, Massachusetts. The Company believes that a reserve of $1.1 million recorded on its books is sufficient to cover all costs.

     At the Gemme/Fournier site, a proposed agreement would allocate 33% of the cleanup costs to the Company. In September 1995, a consulting firm retained by the PRP group made a preliminary remediation cost estimate of $1.4 million to $2.8 million. The Company's insurance company is defending the Company's interests, and the Company believes that any recovery against the Company would be offset by recovery of insurance proceeds.

     The Company expects to incur between $4.4 and $5.4 million in cleanup expenses upon the planned sale of its Worcester, Massachusetts facility to remedy certain contamination discovered on site. The Massachusetts Department of Environmental Protection has classified the site as a Tier II site under the Massachusetts Contingency Plan.


H.   PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

     The Company has a defined benefit pension plan covering substantially all employees. Benefits are generally based on years of service and a fixed monthly rate or average earnings during the last years of employment. Pension plan assets are invested in equity and fixed income securities, pooled funds including real estate funds and annuities. Company contributions are determined based upon the funding requirements of U.S. and other governmental laws and regulations. The Company also provides most retired employees with health care and life insurance benefits. The majority of these health care and life insurance benefits are provided through insurance companies, some of whose premiums are computed on a cost plus basis. The Company has no plans for funding the liability and will continue to pay for retiree medical costs as they occur.

     In fiscal year 1999, the Company adopted Statement No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits" ("SFAS 132") which revises disclosures about pension and other postretirement benefits. The following information is provided in accordance with the requirements of the statement for the plans discussed above.

     U.S. Pension and Postretirement Benefit Plans

                                                                                  POSTRETIREMENTS
                                               PENSION BENEFITS                       BENEFITS
                                         ---------------------------         --------------------------
                                             YEAR               YEAR            YEAR               YEAR
                                            ENDED              ENDED           ENDED              ENDED
                                           MAY 31,            MAY 31,         MAY 31,            MAY 31,
                                             1999               1998            1999               1998
                                         --------           --------        --------           --------
                                                                 (000's OMITTED)
Change in plan assets:
  Beginning fair value
   of plan assets                        $195,987           $164,977        $      -           $      -
  Actual return on
   plan assets                             12,299             45,296               -                  -
  Benefits paid                           (14,499)           (14,286)              -                  -
                                         --------           --------        --------           --------
    Ending fair value
      of plan assets                     $193,787           $195,987        $      -           $      -
                                         ========           ========        ========           ========

Change in benefit
 obligations:
  Beginning benefit
   obligations                           $180,707           $169,965        $ 46,638           $ 46,443
  Service cost                              5,326              4,961             166                160
  Interest cost                            11,694             12,179           3,063              3,372
  Amendments                                    -                  -            (271)                 -
  Special termination
   costs (benefits)                           522                  -            (234)                 -
  Actuarial (gains)
   losses                                  (1,054)             8,794             657              2,476
  Benefits paid                           (15,490)           (15,192)         (5,756)            (5,813)
                                         --------           --------        --------           --------
    Ending benefit
     obligations                         $181,705           $180,707        $ 44,263           $ 46,638
                                         ========           ========        ========           ========

Reconciliation to balance sheet amounts:
  Funded status of the
   plan (underfunded)                    $ 12,083           $ 15,280        $(44,263)          $(46,638)
  Unrecognized
   actuarial net
    (gain) loss                           (24,057)           (28,221)          2,020              1,335
  Unrecognized prior
   service cost                             6,462              7,503             358                673
  Unrecognized
   transition
    obligation                              1,271              2,021               -                  -
                                         --------           --------        --------           --------
    Accrued benefit
     cost                                $ (4,241)          $ (3,417)       $(41,885)          $(44,630)
                                         ========           ========        ========           ========

                                                                                  POSTRETIREMENTS
                                               PENSION BENEFITS                       BENEFITS
                                         ---------------------------         --------------------------
                                             YEAR               YEAR            YEAR               YEAR
                                            ENDED              ENDED           ENDED              ENDED
                                           MAY 31,            MAY 31,         MAY 31,            MAY 31,
                                             1999               1998            1999               1998
                                         --------           --------        --------           --------
                                                                 (000's OMITTED)
Amounts recognized in the balance sheets:
  Prepaid benefit cost                   $  3,842           $  3,750        $      -           $      -
  Accrued benefit
   liability                               (9,785)            (9,990)              -                  -
  Pension intangible
   asset                                    1,387              1,847               -                  -
  Accumulated other
   comprehensive
   (income) loss                              315                976               -                  -
  Accrued retirement
   benefits obligation                          -                  -         (41,885)           (44,630)
                                         --------           --------        --------           --------
    Accrued benefit
     cost                                $ (4,241)          $ (3,417)       $(41,885)          $(44,630)
                                         ========           ========        ========           ========


     Included in the aggregated data in the above tables are amounts applicable to the Company's pension plans with accumulated benefit obligations in excess of plan assets. The Company maintains two unfunded pension plans and the amounts related to such plans were as follows:

                                                         YEAR                  YEAR
                                                        ENDED                 ENDED
                                                       MAY 31,               MAY 31,
                                                         1999                  1998
                                                     --------              --------
                                                          (000's OMITTED)
Projected benefit obligation                         $ 11,952              $ 11,202
Accumulated benefit obligation                       $  9,785              $  9,990

     The assumptions used in determining the benefit obligations in fiscal years 1999 and 1998 were as follows:

                                                                                  POSTRETIREMENTS
                                               PENSION BENEFITS                       BENEFITS
                                         ---------------------------         --------------------------
                                             YEAR               YEAR            YEAR               YEAR
                                            ENDED              ENDED           ENDED              ENDED
                                           MAY 31,            MAY 31,         MAY 31,            MAY 31,
                                             1999               1998            1999               1998
                                         --------           --------        --------           --------
                                                                 (000's OMITTED)
Discount rate                               6.75%              7.00%           6.75%              7.00%
Expected return on
 plan assets                               10.50%             10.00%              -                  -
Rate of compensation
 increase                                   3.00%         4.00-5.00%              -                  -

     The assumed health care cost trend rate has a significant effect on the amounts reported. For the year ended May 31, 1999, the medical trend rates for indemnity and Health Maintenance Organization ("HMO") inflationary costs are 6.0% and 4.0%, respectively. The rates for indemnity and HMO for the year ended May 31, 2000 are 5.5% and 4.0% and are ultimately estimated at 5.0% and 4.0%, respectively, for the year ended May 31, 2001.

                                                            1 PERCENTAGE       1 PERCENTAGE
                                                          POINT INCREASE     POINT DECREASE
                                                          --------------     --------------
                                                                   (000's OMITTED)
Effect on total of service
 and interest cost components                                    $   235            $  (214)
Effect on postretirement
 benefit obligation                                              $ 3,074            $(2,816)

     The net cost for the Company's U.S. pension plans consisted of the following components:

                                                                  YEAR              YEAR             YEAR
                                                                 ENDED             ENDED            ENDED
                                                                MAY 31,           MAY 31,          MAY 31,
                                                                  1999              1998             1997
                                                              --------          --------         --------
                                                                            (000's OMITTED)
Service cost                                                  $  5,326          $  4,961         $  4,298
Interest cost                                                   11,694            12,179           11,302
Expected return on plan assets                                 (17,653)          (14,611)         (14,658)
Amortization of prior service cost                               1,041             1,041              820
Amortization of transitional
 (asset) or obligation                                             750               750              750
Recognized actuarial loss                                          135                97                6
Enhanced benefit package for
 early retirement                                                  522                 -            3,775
                                                              --------          --------         --------
  Net pension cost                                            $  1,815          $  4,417         $  6,293
                                                              ========          ========         ========

     The cost of postretirement benefits other than pensions consisted of the following components:

                                                                YEAR              YEAR              YEAR
                                                               ENDED             ENDED             ENDED
                                                              MAY 31,           MAY 31,           MAY 31,
                                                                1999              1998              1997
                                                              ------            ------           -------
                                                                           (000's OMITTED)
Service cost                                                  $  166            $  160           $   380
Prior service cost                                                44                61                 -
Benefit from early retirement
 package                                                        (234)                -            (1,375)
Interest cost                                                  3,062             3,372             3,550
Net amortization and deferral                                      -                 -               409
                                                              ------            ------           -------
 Postretirement benefit cost                                  $3,038            $3,593           $ 2,964
                                                              ======            ======           =======

     U.K. Pension Plan

                                                                YEAR              YEAR
                                                               ENDED             ENDED
                                                              MAY 31,           MAY 31,
                                                                1999              1998
                                                             -------           -------
                                                                 (000's OMITTED)
Change in Plan Assets:
  Beginning fair value of plan
   assets                                                    $26,686           $21,873
  Actual return on plan assets                                 1,259             4,595
  Company contributions                                          840               776
  Plan participants' contributions                               418               388
  Benefits and expenses paid                                  (1,152)             (445)
                                                             -------           -------
    Ending fair value of plan
     assets                                                  $28,051           $27,187
                                                             =======           =======

                                                                YEAR              YEAR
                                                               ENDED             ENDED
                                                              MAY 31,           MAY 31,
                                                                1999              1998
                                                             -------           -------
                                                                 (000's OMITTED)
Change in Benefit Obligations:
  Beginning benefit obligations                              $25,306           $21,035
  Service cost                                                   896               737
  Interest cost                                                1,568             1,674
  Plan participants' contributions                               418               388
  Liability loss                                               2,558             2,183
  Benefits paid                                                 (942)             (236)
                                                             -------           -------
    Ending benefit obligation                                $29,804           $25,781
                                                             =======           =======

                                                                YEAR              YEAR
                                                               ENDED             ENDED
                                                              MAY 31,           MAY 31,
                                                                1999              1998
                                                             -------           -------
                                                                 (000's OMITTED)
Reconciliation to balance sheet amounts:
  Funded status of the plan
   (underfunded)                                             $(1,753)          $ 1,406
  Unrecognized net loss/(gain)                                 2,042            (1,322)
                                                             -------           -------
    Prepaid pension cost                                     $   289           $    84
                                                             =======           =======

     The assumptions used in determining the benefit obligation in fiscal years 1999 and 1998 were as follows:

                                                                YEAR              YEAR
                                                               ENDED             ENDED
                                                              MAY 31,           MAY 31,
                                                                1999              1998
                                                             -------           -------
                                                                 (000's OMITTED)
Discount rate                                                 5.75%             6.25%
Expected return on plan assets                                6.25%             6.25%
Rate of compensation increase                                 3.25%             3.25%

     Pension expense for the U.K. pension plan consisted of the following components:

                                                                 YEAR              YEAR             YEAR
                                                                ENDED             ENDED            ENDED
                                                               MAY 31,           MAY 31,          MAY 31,
                                                                 1999              1998             1997
                                                              -------           -------          -------
                                                                           (000's OMITTED)
Service cost                                                  $   924           $   746          $   629
Interest cost                                                   1,617             1,695            1,507
Expected return on assets                                      (1,739)           (1,800)          (1,640)
                                                              -------           -------          -------
     Net pension expense                                      $   802           $   641          $   496
                                                              =======           =======          =======

     Defined Contribution Plan

     The Company also makes a 401(k) plan available to most full-time employees. Employer contributions to the defined contribution plan are made at the Company's discretion and are reviewed periodically. The Company made cash contribution of $704,000 for the year ended May 31, 1999. There were no cash contributions in the years ended May 31, 1998 and 1997. Additionally, for the years ended May 31, 1999, 1998 and 1997, the Company contributed 176,617, 100,409 and 97,696 shares of its common stock from Treasury to its defined contribution plan, respectively, and recorded expense relating thereto of $2,552,000, $2,439,000 and $2,057,000, respectively.

I.   FEDERAL, FOREIGN AND STATE INCOME TAXES

     The components of the net provision (benefit) for income taxes for the years ended May 31, 1999, 1998 and 1997 are as follows:

                                                          YEAR              YEAR             YEAR
                                                         ENDED             ENDED            ENDED
                                                        MAY 31,           MAY 31,          MAY 31,
                                                          1999              1998             1997
                                                       -------           -------          -------
                                                                     (000's OMITTED)
Current tax provision:
  Federal                                              $13,864           $ 5,778          $  7,900
  State                                                  2,000             1,250               680
  Foreign                                                1,003             2,827             2,170
                                                       -------           -------          --------
                                                        16,867             9,855            10,750
Deferred tax (credit) provision:
  Federal                                               (5,600)            6,500           (34,080)
  State                                                   (800)                -              (480)
  Foreign                                                    -                 -            (1,870)
                                                       -------           -------          --------
                                                        (6,400)            6,500           (36,430)
                                                       -------           -------          --------
     Net provision (benefit)
      for income taxes                                 $10,467           $16,355          $(25,680)
                                                       =======           =======          ========

     In the year ended May 31, 1999, the Company provided $10,467,000 for income taxes. In the year ended May 31, 1998, the Company provided $16,355,000 for income taxes, net of a tax benefit of approximately $1,800,000 relating to the utilization of NOL carryforwards. In fiscal year 1998, the Company recorded a $2,920,000 tax benefit against the extraordinary loss of $8,112,000 associated with the early extinguishment of the Company's 10 3/4% Senior Notes.

     The provision (benefit) for income taxes before extraordinary item is at a rate other than the federal statutory tax rate for the following reasons:

                                                          YEAR              YEAR             YEAR
                                                         ENDED             ENDED            ENDED
                                                        MAY 31,           MAY 31,          MAY 31,
                                                          1999              1998             1997
                                                       -------           -------          -------
                                                                     (000's OMITTED)
Provision at the applicable
  U.S. federal statutory tax rate                      $16,623           $19,403          $  8,442
Benefit from net permanent tax
  differences                                             (510)           (4,059)                -
Benefit of higher statutory tax
  rates in applicable prior years
  realized in Section 172(f)
  carryback claims                                           -                 -            (2,700)
State income taxes                                       1,300             1,640               200
(Decrease) increase of deferred
  tax asset valuation allowance                         (6,400)            1,168           (30,626)
Other                                                     (546)           (1,797)             (996)
                                                       -------           -------          --------
Income tax provision (benefit)
  before extraordinary loss tax
  benefit                                              $10,467           $16,355          $(25,680)
                                                       =======           =======          ========

     The principal components of deferred tax assets and liabilities were as follows:

                                                              MAY 31, 1999            MAY 31, 1998
                                                              ------------            ------------
                                                                        (000'S OMITTED)
DEFERRED TAX ASSETS
  Provision for postretirement
    benefits                                                      $ 17,173                $ 18,298
  Net operating loss carryforwards                                   6,714                   4,667
  Restructuring provisions                                          11,120                   8,406
  Alternative minimum tax
    carryforward credit                                              2,781                   5,964
  Other                                                              9,145                   8,205
                                                                  --------                --------
                                                                    46,933                  45,540
  Valuation allowance                                              (26,613)                (32,269)
                                                                  --------                --------
                                                                    20,320                  13,271
                                                                  --------                --------
DEFERRED TAX LIABILITIES
  Accelerated depreciation                                          13,594                  12,409
  Other                                                                326                     862
                                                                  --------                --------
                                                                    13,920                  13,271
                                                                  --------                --------
Net deferred tax asset                                            $  6,400                $      -
                                                                  ========                ========

     The Company has recorded a valuation allowance for deferred tax assets because of uncertainties associated with the realization of some of the deferred tax benefits. The change in the valuation allowance primarily reflects the expected utilization of AMT credits, use of certain state NOL carryforwards and credits associated with various other deferred assets.

J.   NET INCOME PER SHARE

     There were no adjustments required to be made to income before extraordinary item for purposes of computing basic and diluted net income per share. A reconciliation of the average number of common shares outstanding used in the calculation of basic and diluted net income per share is as follows:

                                                              MAY 31,            MAY 31,             MAY 31,
                                                                1999               1998                1997
                                                          ----------         ----------          ----------
Shares used to compute basic
  net income per share                                    36,149,072         36,331,305          35,824,576
Dilutive effect of stock
  options                                                    440,277          1,025,553           1,202,247
                                                          ----------         ----------          ----------
Shares used to compute
  diluted net income per
  share                                                   36,589,349         37,356,858          37,026,823
                                                          ==========         ==========          ==========

     There were stock options outstanding that were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and, therefore would be antidilutive. The following table summarizes all options exceeding average market price as of the years ended May 31, 1999, 1998 and 1997:

                                                              MAY 31,            MAY 31,             MAY 31,
                                                                1999               1998                1997
                                                          ----------         ----------          ----------
Options exceeding
 average market price                                      1,243,145             240,000            185,000

Exercise price range                                          $16.56-             $25.50             $23.00
                                                              $25.50

K.   STOCK OPTION AND EMPLOYEE STOCK PURCHASE PLANS

     The Company, through administration by the Compensation Committee of the Company's Board of Directors (the "Committee"), may grant awards under the Company's Long-Term Incentive Plans in the form of non-qualified stock options or incentive stock options to those key employees it selects to purchase in the aggregate up to 3,400,000 shares of newly issued or treasury common stock. Options expire after 10 years from the date of grant and generally become exercisable ratably over a three to seven year period commencing from the date of grant. The exercise price of stock options may not be less than 100% of the fair market value on the date of grant. Awards of stock appreciation rights ("SAR's") may also be granted, either in tandem with grants of stock options (and exercisable as an alternative to the exercise of stock options) or separately.

     In addition, the Committee may grant other awards that consist of, are denominated in or are payable in shares or that are valued by reference to shares, including, for example, restricted shares, phantom shares, performance units, performance bonus awards or other awards payable in cash, shares or a combination thereof at the Committee's discretion.

     Information concerning stock options issued to officers and other employees is presented in the following table.

                                               YEAR           WEIGHTED             YEAR          WEIGHTED
                                              ENDED            AVERAGE            ENDED           AVERAGE
                                             MAY 31,          EXERCISE           MAY 31,         EXERCISE
                                               1999              PRICE             1998             PRICE
                                            -------           --------          -------          --------
                                                                (SHARES IN THOUSANDS)
Number of shares under option:
  Outstanding at
    beginning of year                         2,462             $14.46            2,648            $12.56
  Granted                                       322              13.24              356             24.11
  Exercised                                    (141)             10.86             (500)            10.74
  Canceled or expired                          (197)             18.19              (42)            18.95
                                              -----             ------            -----            ------
  Outstanding at end
    of year                                   2,446             $14.20            2,462            $14.46
                                              =====             ======            =====            ======
  Exercisable at end
    of year                                   1,723                               1,598
                                              =====                               =====

                                                                        YEAR               WEIGHTED
                                                                       ENDED                AVERAGE
                                                                      MAY 31,              EXERCISE
                                                                        1997                  PRICE
                                                                     -------               --------
                                                                          (SHARES IN THOUSANDS)
Number of shares under
  option:
  Outstanding at
    beginning of year                                                  2,295                 $ 9.46
  Granted                                                                817                  18.34
  Exercised                                                             (415)                  6.60
  Canceled or expired                                                    (49)                 14.18
                                                                       -----                 ------
  Outstanding at end
    of year                                                            2,648                 $12.56
                                                                       =====                 ======
  Exercisable at end
    of year                                                            1,189

     At May 31, 1999 and 1998, 1,186,191 and 1,304,207 shares were available for future grants, respectively.

     The following tables summarize information about stock options outstanding at May 31, 1999:

                                 OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
                         -------------------------------------           ---------------------
                                       WTD. AVG.          WTD.                            WTD.
   RANGE OF                            REMAINING          AVG.                            AVG.
   EXERCISE                          CONTRACTUAL         EXER.                           EXER.
     PRICES               SHARES      LIFE(YRS.)         PRICE            SHARES         PRICE
-------------            -------      ----------        ------           -------       -------
                                        (SHARES IN THOUSANDS)
$ 3.00-$ 7.99                675             2.8        $ 5.77               675        $ 5.77
$ 8.00-$12.99                257             6.4        $12.25               232        $12.51
$13.00-$17.99              1,032             7.3        $15.83               551        $16.68
$18.00-$22.99                104             5.1        $20.20                82        $20.15
$23.00-$27.99                378             7.7        $24.48               183        $24.06
                           -----             ---        ------             -----        ------
                           2,446             5.9        $14.20             1,723        $12.79
                           =====             ===        ======             =====        ======

     In addition to stock options, the Company grants performance shares to key executive employees. There were no performance shares granted during the year ended May 31, 1999 and 1998. During the year ended May 31, 1997, awards of 118,000 shares of the Company's common stock were made, subject to restrictions based upon continued employment and the performance of the Company. There was no compensation expense relating to the awards for the year ended May 31, 1999. Compensation expense totalling $3,412,000 and $1,403,000 relating to the awards were recorded during the years ended May 31, 1998 and 1997, respectively.

EMPLOYEE STOCK PURCHASE PLAN

     Effective January 1, 1996, the Company adopted a qualified, noncompensatory Employee Stock Purchase Plan. This plan enables substantially all employees to subscribe to purchase shares of the Company's common stock on an annual basis. Such shares are subscribed at the lower of 85% of their fair market value on the first day of the plan year, January 1, or 85% of their fair market value on the last business day of the plan year, usually December 31. Each eligible employee's participation is limited to 10% of base wages and a maximum of 450,000 shares are authorized for subscription. Employee subscriptions for the twelve months ended December 31, 1998 were 80,147 shares at $8.77 per share based on 85% of the fair market value on December 31, 1998 ($10.31). Under the terms of the Merger agreement between Wyman-Gordon Company and Precision Castparts Corp.("PCC"), the Company terminated the 1999 Employee Stock Purchase Plan on May 17, 1999. All proceeds received under this plan were used to purchase shares of the Company's common stock at a price per share equal to 85% of the $10.31 closing price on December 31, 1998, or $8.77 per share. Employees have the option of tendering these shares to PCC at a price of $20.00 per share in accordance with PCC's tender offer. See footnote N. Pending Merger.

     Accounting for stock-based plans is in accordance with Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees." Accordingly, no compensation expense has been recognized for fixed stock option plans or the Employee Stock Purchase Plan.

     As required by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has determined the weighted average fair values of stock-based arrangements granted during the years ended May 31, 1999, 1998 and 1997 to be $7.77, $14.94 and $11.28, respectively. The fair values of stock-based compensation awards granted were estimated using the Black-Scholes model with the following assumptions.

  YEAR                                 EXPECTED                                         RISK-FREE
 ENDED               GRANT              OPTION                          DIVIDEND         INTEREST
MAY 31,               DATE                TERM        VOLATILITY         YIELD             RATE
------            --------            --------        ----------        --------        ---------
  1999             7/31/98             7 years            50%              --              5.54%
                  10/21/98             7 years            50%              --              5.54%
                   1/20/99             7 years            50%              --              5.54%
  1998            10/15/97            10 years            41%              --              5.57%
                   1/14/98             9 years            41%              --              5.57%
                   2/17/98            10 years            41%              --              5.57%
  1997             7/16/96             9 years            38%              --              6.67%
                  10/16/96            10 years            38%              --              6.67%
                   1/15/97            10 years            38%              --              6.67%
                   3/17/97             9 years            38%              --              6.67%

     Had compensation expense for the Company's stock-based plans and Employee Stock Purchase Plan been accounted for using the fair value method prescribed by SFAS No. 123, net income and earnings per share would have been as follows:

                                                                 1999              1998             1997
                                                              -------           -------          -------
                                                                (000'S OMITTED, EXCEPT PER-SHARE DATA)
Net income as reported                                        $37,028           $33,890          $50,023
Pro forma net income under
  SFAS No. 123                                                 31,595            32,062           47,399
Net income per share as
  reported:
  Basic                                                       $  1.02           $   .93          $  1.40
  Diluted                                                        1.01               .91             1.35
Pro forma net income per
  share under SFAS No. 123:
  Basic                                                       $   .87           $   .88          $  1.32
  Diluted                                                         .86               .86             1.28

     The effects of applying SFAS No. 123 in the above pro forma disclosure are not indicative of future amounts.

L.   STOCK PURCHASE RIGHTS

     On October 21, 1998, the Company's Board of Directors unanimously adopted a shareholder rights agreement under which preferred share purchase rights were distributed as a dividend on shares of Wyman-Gordon Company's common stock. The rights will be exercisable only if a person or group acquires 15 percent or more of the Company's common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15 percent or more of the common stock or the determination by the Board of Directors that any person is an "Adverse Person." Each right entitles the registered holder thereof to purchase from the Company a unit consisting of one ten-thousandth of a share of Series B Junior Participating Cumulative Preferred Stock, at a cash exercise price of $75 per unit. The dividend distribution was made on November 30, 1998, payable to stockholders of record on that date.

     The rights will expire on November 30, 2008, subject to earlier redemption or exchange by Wyman-Gordon Company as described in the plan. The rights distribution is not taxable to stockholders.

     During fiscal year 1999, the Company's Board of Directors authorized a stock repurchase program to acquire up to 4 million shares of Wyman-Gordon Company's common stock. The shares may be purchased from time-to-time in the open market. As of May 31, 1999, the Company had purchased 1,273,900 shares, at an average price of $10.28 per share, under this program.

M.   COMMITMENTS AND CONTINGENCIES

     At May 31, 1999, certain lawsuits arising in the normal course of business were pending. In the opinion of management, the outcome of these legal matters will not have a material adverse effect on the Company's financial position and results of operations.

     The Company has entered into various foreign exchange contracts to manage its foreign exchange risks. Through its foreign currency hedging activities, the Company seeks to minimize the risk that the eventual cash flows resulting from purchase and sale transactions denominated in other than the functional currency of the operating unit will be affected by changes in exchange rates. Foreign currency transaction exposures generally are the responsibility of the Company's individual operating units to manage as an integral part of their business. The Company hedges its foreign currency transaction exposures based on judgment, generally through the use of forward exchange contracts. Gains and losses on the Company's foreign currency transaction hedges are recognized as an adjustment to the underlying hedged transactions. Deferred gains and losses on foreign exchange contracts were not significant at May 31, 1999 and 1998. The Company had foreign exchange contracts totaling $13,486,000 at May 31, 1999. Such contracts include forward contracts of $4,855,000 for the purchase of U.K. pounds and $8,631,000 for the sale of U.K. pounds. These contracts hedge certain normal operating purchase and sales transactions, generally mature within six months and require the Company to exchange U.K. pounds for non-U.K. currencies or non-U.K. currencies for U.K. pounds. Translation and transaction gains and losses included in the Consolidated Statements of Net Income and Consolidated Statements of Comprehensive Income for the years ended May 31, 1999, 1998 and 1997 were not significant.

     On December 22, 1996, a serious industrial accident occurred at the Houston, Texas, facility of Wyman-Gordon Forgings, Inc. ("WGFI"), a wholly-owned subsidiary of the Company, in which eight employees were killed, and three employees and several subcontractor employees were injured.

     The Company and WGFI have settled the lawsuits brought by all decedents' families and other claimants on terms acceptable to the Company and its insurance carriers. The amounts paid in settlement of the lawsuits exceeded the Company's available liability insurance. The Company recorded a charge of $13.8 million in the third quarter of fiscal year 1999 that covered its share of the costs of defending the lawsuits and funding the agreed settlements.

     On September 25, 1997, the Company received a subpoena from the United States Department of Justice informing it that the Department of Defense and other federal agencies had commenced an investigation with respect to the manufacture and sale of investment castings at the Company's Tilton, New Hampshire facility. The Company does not believe that the federal investigation is likely to result in a material adverse impact on the Company's financial condition or results of operations, although no assurance as to the outcome or impact of that investigation can be given.

N.   PENDING MERGER

     On May 17, 1999, Precision Castparts, Corp. ("PCC") and the Company announced that PCC has agreed to acquire 100 percent of the Company's common stock in a cash tender offer of $20 per share, valued at approximately $825,000,000, including the assumption of $104,000,000 of net debt. Upon completion of the tender offer and subsequent merger, Wyman-Gordon will become a wholly-owned subsidiary of PCC. The completion of the tender offer is conditioned upon the tender of at least two-thirds of the outstanding shares of Wyman-Gordon and certain other conditions, including compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. PCC, headquartered in Portland, Oregon, is a worldwide manufacturer of complex metal components and products.

O.   SEGMENT INFORMATION

     In fiscal year 1999, the Company adopted Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information", which revises reporting and disclosure requirements for operating segments. The Statement requires that the Company present segment data based on the way that management organizes the businesses within the Company for making operating decisions and assessing performance. The three segments, based on markets served, are Aerospace, Energy and Other.

     Aerospace Market

     The Aerospace Products Segment produces components utilizing all of the Company's manufacturing disciplines: forging, investment casting and composites. The parts produced in this segment are used extensively by the major jet engine manufacturers and airframe builders within the commercial and military aircraft industry. A variety of engine parts produced by the Company include fan discs, compressor discs, turbine discs, seals, shafts, hubs, reversers and valves. Aerospace airframe components include landing gear, bulkheads, wing spars, engine mounts, struts, wing and tail flaps and bulkheads. The Company produces these components from titanium, nickel, steel, aluminum and composite materials.

     Energy Market

     The Company is a major supplier of products used in nuclear and fossil-fueled commercial power plants, co-generation projects and retrofit and life extension applications as well as in the oil and gas industry. Products produced within the energy product segment include extruded seamless thick wall pipe, connectors, and valves. The Company produces rotating components, such as discs and spacers, and valve components for land-based steam turbine and gas turbine generators.

     Other Market

     The Company manufactures a variety of products for defense related applications. Some of the products produced within this segment include steel casings for bombs and rockets, components for propulsion systems for nuclear submarines and aircraft carriers as well as pump, valve, structural and non-nuclear propulsion forgings. The Company manufactures extruded missile, rocket and bomb casings and supplies extruded products for nuclear submarines and aircraft carriers, including thick wall piping for nuclear propulsion systems, torpedo tubes and catapult launch tubes. The Company also manufactures products for commercial applications such as food processing, semiconductor manufacturing, diesel turbochargers and sporting equipment.

     The following table summarizes segment information:

                                                                  YEAR              YEAR             YEAR
                                                                 ENDED             ENDED            ENDED
                                                                MAY 31,           MAY 31,          MAY 31,
                                                                  1999              1998             1997
                                                              --------          --------         --------
Net sales
  Aerospace products                                          $705,763          $622,718         $475,131
  Energy products                                              117,229           101,353           97,117
  Other products                                                26,269            28,842           36,494
                                                              --------          --------         --------
    Consolidated net sales                                    $849,261          $752,913         $608,742
                                                              ========          ========         ========
EBITDA(1)
  Aerospace products                                          $101,053          $ 81,175         $ 75,013
  Energy products                                               10,563            11,413            9,563
  Other products                                                 2,597             4,775            2,808
  Corporate                                                    (11,163)          (10,805)          (8,264)
                                                              --------          --------         --------
    Total EBITDA                                               103,050            86,558           79,120
  Depreciation and Amortization                                 27,576            23,473           20,872
  Other charges (credit)                                        13,745            (4,900)          23,083
  Interest expense                                              14,234            12,548           10,822
                                                              --------          --------         --------
    Income before income taxes
     and extraordinary item                                   $ 47,495          $ 55,437         $ 24,343
                                                              ========          ========         ========

(1) Earnings before interest, taxes, depreciation, amortization, extraordinary items and other charges (credits).

     The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Expenses that are not directly identifiable to a business market are allocated. Common administrative expenses are allocated based on revenue, common period costs are allocated based on value added.

     In fiscal year 1998, the Company recorded an extraordinary loss, net of income tax benefit of $2,920,000, of $5,192,000. The extraordinary loss is not included in the segment EBITDAs for fiscal year 1998 disclosed above.

     The Company's management uses Revenues and EBITDA by business market as its primary information for decision-making purposes. The Company's revenues are predominantly generated in the Aerospace market segment. All plants with the exception of the Buffalo, New York facility, which has approximately $25,783,000 of total assets and generates all of its revenues from the Energy market segment, generate the majority of its revenues from the Aerospace market. Certain plants manufacture products for all segments; however, due to the significance of the Aerospace market segment (83% of revenues), assets of the Company are not managed by business markets but are managed on a plant-by-plant basis. Because the Company does not prepare and management does not use asset information by the segments identified, assets by segments are not presented in these financial statements.

     Certain information on a geographic basis follows:

                                                                  YEAR              YEAR             YEAR
                                                                 ENDED             ENDED            ENDED
                                                                MAY 31,           MAY 31,          MAY 31,
                                                                  1999              1998             1997
                                                              --------          --------         --------
                                                                            (000'S OMITTED)
REVENUES FROM UNAFFILIATED
  CUSTOMERS:
United States (including direct
  export sales)                                               $771,961          $676,342         $541,456
United Kingdom                                                  77,300            76,571           67,286
                                                              --------          --------         --------
                                                              $849,261          $752,913         $608,742
                                                              ========          ========         ========

EXPORT SALES:
United States direct export sales                             $139,113          $118,407         $ 88,888
                                                              ========          ========         ========

IDENTIFIABLE ASSETS (EXCLUDING
  INTERCOMPANY):
United States                                                 $509,174          $479,181         $390,540
United Kingdom                                                  62,190            63,759           54,777
General Corporate                                               10,346             8,670            9,054
                                                              --------          --------         --------
                                                              $581,710          $551,610         $454,371
                                                              ========          ========         ========

     General Electric Company ("GE") and United Technologies Corporation ("UT") have currently or historically each accounted for 10%, or more, of the Company's revenues as follows:

                               YEAR                            YEAR                         YEAR
                              ENDED                           ENDED                        ENDED
                             MAY 31,                         MAY 31,                      MAY 31,
                               1999          %                1998          %               1997           %
                           --------       ----            --------       ----           --------        ----
                                                (000's OMITTED, EXCEPT PERCENTAGES)
GE                         $213,598         25            $169,894         23           $156,764          26
UT                           (1)            (1)             76,786         10             60,921          10


(1)  Revenues for the year ended May 31, 1999 were less than 10%.

P.   SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     Selected quarterly financial data for the years ended May 31, 1999 and 1998 were as follows:

                                                                        QUARTER
                                            -------------------------------------------------------------
                                               FIRST            SECOND             THIRD           FOURTH
                                            --------          --------          --------         --------
                                                        (000'S OMITTED, EXCEPT PER-SHARE DATA)
YEAR ENDED MAY 31, 1999
Revenue                                     $189,664          $238,829          $211,223         $209,545
Cost of goods sold                           161,067           197,551           188,506          168,778
Other charges (credits)                       (5,000)                -            18,990             (245)
Income (loss) from
  operations                                  20,117            26,920           (10,923)          26,838
Net income (loss)                             11,852            15,046            (9,357)          19,487
Net income (loss) per
 share:
  Basic                                          .32               .41              (.26)             .55
  Diluted                                        .32               .41              (.26)             .54
YEAR ENDED MAY 31, 1998
Revenue                                     $180,009          $189,370          $181,764         $201,771
Cost of goods sold                           146,764           157,422           159,229          173,852
Other charges (credits)                       (1,900)           (3,000)                -                -
Income from operations                        21,750            21,771             9,577           15,794
Income before extra-
  ordinary item                               11,859            13,336             3,963            9,924
Extraordinary item,
  net of tax                                       -                 -            (5,192)               -
Net income (loss)                             11,859            13,336            (1,229)           9,924
Basic net income per
  share:
  Income before extra-
    ordinary item                                .33               .37               .11              .27
  Net income (loss)                              .33               .37              (.03)             .27
Diluted net income per
  share:
  Income before extra-
    ordinary item                                .32               .36               .11              .27
  Net income (loss)                              .32               .36              (.03)             .27

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                              THREE MONTHS ENDED
                                                                     ------------------------------------
                                                                      AUGUST 31,                AUGUST 31,
                                                                           1999                      1998
                                                                     ----------                ----------
                                                                    (000's omitted, except per share data)
Revenue                                                                $176,495                  $189,664
                                                                       --------                  --------

Less:
  Cost of goods sold                                                    147,767                   161,067
  Selling, general and
    administrative expenses                                              11,976                    13,480
  Other charges(credits)                                                 (1,200)                   (5,000)
                                                                       --------                  --------
                                                                        158,543                   169,547
                                                                       --------                  --------

Income from operations                                                   17,952                    20,117
                                                                       --------                  --------

Other deductions:
  Interest expense                                                        3,599                     3,529
  Miscellaneous, net                                                        305                       256
                                                                       --------                  --------
                                                                          3,904                     3,785
                                                                       --------                  --------

Income before income taxes                                               14,048                    16,332
Provision for income taxes                                                5,057                     4,480
                                                                       --------                  --------

Net income                                                             $  8,991                  $ 11,852
                                                                       ========                  ========

Net income per share:

  Basic                                                                $    .25                  $    .32
  Diluted                                                              $    .25                  $    .32

Shares used to compute net income per share:

  Basic                                                                  35,911                    36,542
                                                                       ========                  ========
  Diluted                                                                36,557                    37,207
                                                                       ========                  ========


     The accompanying notes to the interim consolidated condensed financial statements are an integral part of these financial statements.

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS


                                                                            AUGUST 31,               MAY 31,
                                                                                 1999                  1999
                                                                             --------              --------
                                                                            (Unaudited)
                                                                                     (000's omitted)
ASSETS

  Cash and cash equivalents                                                  $ 74,855              $ 73,867
  Accounts receivable                                                         156,112               156,042
  Inventories                                                                  95,118                97,603
  Prepaid expenses                                                              4,386                 6,768
  Deferred income taxes                                                         6,400                 6,400
                                                                             --------              --------
     Total current assets                                                     336,871               340,680

  Property, plant and equipment, net                                          213,629               214,604
  Intangible and other assets                                                  30,521                26,426
                                                                             --------              --------
     Total assets                                                            $581,021              $581,710
                                                                             ========              ========

LIABILITIES

  Borrowings due within one year                                             $    968              $    965
  Accounts payable                                                             46,904                52,561
  Accrued liabilities and other                                                51,338                57,127
                                                                             --------              --------
     Total current liabilities                                                 99,210               110,653

  Restructuring, integration, disposal
   and environmental                                                           15,279                15,444
  Long-term debt                                                              164,315               164,338
  Pension liability                                                             1,605                 1,771
  Deferred income tax and other                                                13,890                13,857
  Postretirement benefits                                                      41,352                41,885
                                                                             --------              --------
     Total liabilities                                                        335,651               347,948
                                                                             --------              --------

STOCKHOLDERS' EQUITY

  Preferred stock - none issued                                                     -                     -
  Common stock issued - 37,052,720 shares                                      37,053                37,053
  Capital in excess of par value                                               26,467                27,360
  Retained earnings                                                           194,866               185,875
  Accumulated other comprehensive income                                        1,264                 1,267
  Less treasury stock at cost
     August 31, 1999 - 950,292 shares
     May 31, 1999 - 1,417,737 shares                                          (14,280)              (17,793)
                                                                             --------              --------
     Total stockholders' equity                                               245,370               233,762
                                                                             --------              --------
     Total liabilities and stockholders'
       equity                                                                $581,021              $581,710
                                                                             ========              ========


     The accompanying notes to the interim consolidated condensed financial statements are an integral part of these financial statements.

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                THREE MONTHS ENDED
                                                                         --------------------------------
                                                                          AUGUST 31,            AUGUST 31,
                                                                               1999                  1998
                                                                         ----------            ----------
                                                                                  (000's omitted)
OPERATING ACTIVITIES:
  Net income                                                               $  8,991              $ 11,852
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
     Depreciation and amortization                                            7,353                 6,799
         Gain on sale of operating assets                                         -                (5,000)
  Changes in assets and liabilities:
         Accounts receivable                                                    (70)                 (471)
         Inventories                                                          2,485               (12,861)
         Prepaid expenses and other assets                                   (1,892)               (3,561)
         Accrued restructuring, integration
           disposal and environmental                                        (4,050)                   37
         Income and other taxes payable                                       5,194                 3,542
         Accounts payable and accrued
           other liabilities                                                (13,254)               10,292
                                                                           --------              --------
              Net cash provided (used) by
                operating activities                                          4,757                10,629
                                                                           --------              --------

INVESTING ACTIVITIES:
  Capital expenditures                                                       (6,403)              (12,573)
  Proceeds from sale of fixed assets                                            159                 5,283
  Other, net                                                                   (124)                 (215)
                                                                           --------              --------
              Net cash provided (used) by
                investing activities                                         (6,368)               (7,505)
                                                                           --------              --------

FINANCING ACTIVITIES:
  Payment to Cooper Industries, Inc.                                              -                (2,300)
  Repayments of debt                                                            (21)                    -
  Net proceeds from issuance of
    common stock                                                              2,620                   946
                                                                           --------              --------
         Net cash provided (used) by
                financing activities                                          2,599                (1,354)
                                                                           --------              --------

Increase (decrease) in cash                                                     988                 1,770
Cash, beginning of year                                                      73,867                64,561
                                                                           --------              --------
Cash, end of period                                                        $ 74,855              $ 66,331
                                                                           ========              ========


     The accompanying notes to the interim consolidated condensed financial statements are an integral part of these financial statements.

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
          NOTES TO INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 August 31, 1999
                                   (Unaudited)


NOTE A - BASIS OF PRESENTATION

     In the opinion of the Company, the accompanying unaudited consolidated condensed financial statements contain all adjustments necessary to present fairly its financial position at August 31, 1999 and its results of operations and cash flows for the three months ended August 31, 1999 and August 31, 1998. All such adjustments are of a normal recurring nature.

     The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with Article 10 of Securities and Exchange Commission Regulation S-X and, therefore, do not include all information and footnotes necessary for a fair presentation of the financial position, results of operations and cash flows in conformity with generally accepted accounting principles. In conjunction with its May 31, 1999 Annual Report on Form 10-K, the Company filed audited consolidated financial statements which included all information and footnotes necessary for a fair presentation of its financial position at May 31, 1999 and 1998 and its results of operations and cash flows for the years ended May 31, 1999, 1998, and 1997, in conformity with generally accepted accounting principles. Where appropriate, prior period amounts have been reclassified to permit comparison.


NOTE B - RECENTLY ISSUED ACCOUNTING STANDARDS

     In June, 1998, the Financial Accounting Standards Board issued Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This Statement requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 is not expected to have material impact on the Company's consolidated financial statements. This Statement is effective for fiscal years beginning after June 15, 2000. The Company will adopt this accounting standard as required in fiscal 2002.

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
          NOTES TO INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 August 31, 1999
                                   (Unaudited)


NOTE C - INVENTORIES

Inventories consisted of:

                                                AUGUST 31, 1999                       MAY 31, 1999
                                                ---------------                       ------------
                                                                    (000's omitted)
         Raw material                                  $ 35,897                           $ 36,849
         Work-in-process                                 62,084                             65,654
         Other                                            3,970                              3,204
                                                       --------                           --------
                                                        101,951                            105,707
         Less progress payments                           6,833                              8,104
                                                       --------                           --------
                                                       $ 95,118                           $ 97,603
                                                       ========                           ========

     If all inventories valued at LIFO cost had been valued at the lower of first-in, first-out (FIFO) cost or market, which approximates current replacement cost, inventories would have been $16,446,000 higher than reported at August 31, 1999 and May 31, 1999.

     There were no LIFO inventory credits or charges to cost of goods sold in the three months ended August 31, 1999 or August 31, 1998.

NOTE D - NET INCOME PER SHARE

     There were no adjustments required to be made to net income (loss) for purposes of computing basic and diluted net income per share. A reconciliation of the average number of common shares outstanding used in the calculation of basic and diluted net income per share is as follows:

                                                                       THREE MONTHS ENDED
                                                              -----------------------------------
                                                               AUGUST 31,                AUGUST 31,
                                                                    1999                     1998
                                                              ----------                ---------
Shares used to compute
  basic net income per
  share                                                       35,911,474                36,542,318

Dilutive effect of
  stock options                                                  645,507                   664,735
                                                              ----------                ----------

Shares used to compute
  diluted net income
  per share                                                   36,556,981                37,207,053

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
          NOTES TO INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 August 31, 1999
                                   (Unaudited)


NOTE E - SEGMENT INFORMATION

     The following table summarizes segment information by markets served:

                                                                       THREE MONTHS ENDED
                                                              -----------------------------------
                                                               AUGUST 31,                AUGUST 31,
                                                                    1999                     1998
                                                              ----------                ---------
Net sales
  Aerospace products                                            $145,645                 $152,951
  Energy products                                                 25,735                   29,574
  Other products                                                   5,115                    7,139
                                                                --------                 --------
    Consolidated net sales                                      $176,495                 $189,664
                                                                ========                 ========
EBITDA(1)
  Aerospace products                                            $ 23,016                 $ 19,200
  Energy products                                                  2,237                    3,066
  Other products                                                     491                    1,261
  Corporate                                                       (1,944)                  (1,867)
                                                                --------                 --------
    Total EBITDA                                                  23,800                   21,660
  Depreciation and Amortization                                    7,353                    6,799
  Other charges (credit)                                          (1,200)                  (5,000)
  Interest expense                                                 3,599                    3,529
                                                                --------                 --------
    Income before income taxes                                  $ 14,048                 $ 16,332
                                                                ========                 ========


(1) Earnings before interest, taxes, depreciation, amortization, extraordinary items and other charges (credits).

     The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Expenses that are not directly identifiable to a business market are allocated. Common administrative expenses are allocated based on revenue, common period costs are allocated based on value added.

     The Company's management uses Revenues and EBITDA by business market as its primary information for decision-making purposes. The Company's revenues are predominantly generated in the Aerospace market segment. All plants with the exception of the Buffalo, New York facility, which has approximately $23,000,000 of total assets and generates most of its revenues from the Energy market segment, generate the majority of their revenues from the Aerospace market. Certain plants manufacture products for all segments; however, due to the significance of the Aerospace market segment (82% of revenues), assets of the

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
          NOTES TO INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 August 31, 1999
                                   (Unaudited)

NOTE E - SEGMENT INFORMATION, Continued

Company are not managed by business markets but are managed on a plant-by-plant basis. Because the Company does not prepare and management does not use asset information by the segments identified, assets by segments are not presented in these financial statements.

NOTE F - COMMITMENTS AND CONTINGENCIES

     At August 31, 1999, certain lawsuits arising in the normal course of business were pending. In the opinion of management, the outcome of these legal matters will not have a material adverse effect on the Company's financial position and results of operations.

     The Company is subject to extensive, stringent and changing federal, state and local environmental laws and regulations, including those regulating the use, handling, storage, discharge and disposal of hazardous substances and the remediation of alleged environmental contamination. Accordingly, the Company is involved from time to time in administrative and judicial inquiries and proceedings regarding environmental matters. Nevertheless, the Company believes that compliance with these laws and regulations will not have a material adverse effect on the Company's operations as a whole.

     The Company had foreign exchange contracts totaling approximately $12,541,000 at August 31, 1999. These contracts hedge certain normal operating purchase and sales transactions. The foreign exchange contracts generally mature within six months and require the Company to exchange U.K. pounds for non-U.K. currencies or non-U.K. currencies for U.K. pounds. Transaction gains and losses included in the Consolidated Condensed Statements of Income for the three months ended August 31, 1999 and August 31, 1998 were not material.

     On September 25, 1997, the Company received a subpoena from the United States Department of Justice informing it that the Department of Defense and other federal agencies had commenced an investigation with respect to the manufacture and sale of investment castings at the Company's Tilton, New Hampshire facility. The Company does not believe that the federal investigation is likely to result in a material adverse impact on the Company's financial condition or results of operations, although no assurance as to the outcome or impact of that investigation can be given.

                      WYMAN-GORDON COMPANY AND SUBSIDIARIES
          NOTES TO INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 August 31, 1999
                                   (Unaudited)


NOTE G - OTHER CHARGES (CREDITS)

     In the three months ended August 31, 1999, the Company recorded other credits of $1,200,000 for the recovery of costs associated with the Houston industrial accident.

     In the three months ended August 31, 1998, the Company recorded other credits of $5,000,000 resulting from the sale of the operating assets of the Company's Millbury, Massachusetts vacuum remelting facility which produced titanium ingots for further processing into finished forgings to Titanium Metals Corporation "TIMET".

NOTE H - PENDING MERGER

     On May 17, 1999, Precision Castparts, Corp. ("PCC") and the Company announced that PCC has agreed to acquire 100 percent of the Company's common stock in a cash tender offer of $20 per share, valued at approximately $825,000,000, including the assumption of $104,000,000 of net debt. Upon completion of the tender offer and subsequent merger, Wyman-Gordon will become a wholly-owned subsidiary of PCC. The completion of the tender offer is conditioned upon the tender of at least two-thirds of the outstanding shares of Wyman-Gordon and certain other conditions, including compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. PCC, headquartered in Portland, Oregon, is a worldwide manufacturer of complex metal components and products.

(b)  Pro Forma Financial Information

Pro forma information is not included in this initial Report on Form 8-K. The required information will be filed as soon as practicable but not later than 60 days after date of this report.

(c)  Exhibits

     (2) Agreement and Plan of Merger among Precision Castparts Corp., WGC Acquisition Corp. and Wyman-Gordon Company dated as of May 17, 1999. Incorporated by reference to Exhibit 3 to Precision Castparts Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 27, 1999.

     (23) Consent of Ernst & Young LLP, Independent Auditors.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: December 8, 1999

                                  PRECISION CASTPARTS CORP.



                                  WILLIAM D. LARSSON
                                  ------------------------------------------
                                  William D. Larsson,
                                  Vice President and Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.     Description

   (2) Agreement and Plan of Merger among Precision Castparts Corp., WGC Acquisition Corp. and Wyman-Gordon Company dated as of May 17, 1999. Incorporated by reference to Exhibit 3 to Precision Castparts Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 27, 1999.

   (23)         Consent of Ernst & Young LLP, Independent Auditors.